UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: June 3, 2020
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 of this Current Report on Form 8-K, on June 3, 2020, at the annual meeting of stockholders (the “Meeting”) of Earthstone Energy, Inc. (the “Company”), the Company's stockholders approved the Company’s proposal for the election of two individuals to serve as Class II directors of the Company for three-year terms expiring in 2023 and approved and adopted an Amendment (the “Amendment”) to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan (the “Plan”), including increasing the shares of Class A common stock, $0.001 par value per share (“Class A Common Stock”), that may be issued under the Plan by 3.0 million shares. A copy of the Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In January 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company awarded (the “Performance Awards”) performance stock units (“Performance Units”) pursuant to Performance Unit award agreements (“PSU Agreement”) to two of our named executive officers, Robert J. Anderson, Chief Executive Officer and President, and Steven C. Collins, Executive Vice President, Completions and Operations. The Performance Awards were granted subject to the stockholders of the Company approving the Amendment to increase the number of shares of Class A Common Stock available for awards under the Plan, which Amendment was approved at the Meeting on June 3, 2020. Messrs. Anderson and Collins were granted 262,500 and 150,000 Performance Units, respectively. The Performance Units are eligible to be earned based on the annualized total stockholder return (“Annualized TSR”) of the Class A Common Stock during a three-year period beginning on February 1, 2020 and ending on January 31, 2023 (the “Performance Period”) with an initial value of $6.00. Between 0x to 2.0x of the Performance Units are eligible to be earned based on the Company achieving an Annualized TSR based on the following pre-established goals:

Company’s Annualized TSR	TSR Multiplier
23.9% or greater	2.0
14.5%	1.0
8.4%	0.5
Less than 8.4%	0.0

In the event that greater than 1.0x of the Performance Units are earned, such additional Performance Units may be paid in cash rather than the issuance of shares of Class A Common Stock. Unless otherwise determined by the Committee, each recipient will forfeit his Performance Units if the recipient’s employment with the Company terminates during the Performance Period for any reason other than for death, disability, termination by the Company without cause or termination by the recipient for good reason. If employment is terminated during the Performance Period due to death, disability, termination by the Company without cause or termination by the recipient for good reason, the recipient is entitled to receive payment with respect to his Performance Units based on actual performance for the Performance Period. In the event of a change of control event of the Company during the Performance Period, the Annualized TSR will be determined based on actual performance as if the Performance Period ended on the date of the change of control event; provided that the minimum TSR Multiplier will be 1.0x, and outstanding Performance Units will be settled immediately following such date.

The description of the form of PSU Agreement contained in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the form of PSU Agreement included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Meeting was held on June 3, 2020 at which the Company’s stockholders voted on the proposals identified below.

At the close of business on April 20, 2020, the record date for the Meeting, 29,852,958 shares of the Class A Common Stock and 35,060,687 shares of the Company’s Class B common stock, $0.001 par value per share (the “Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”), were issued and outstanding and entitled to vote at the Meeting. Stockholders owning a total of 59,690,556 shares of Class A Common Stock and Class B Common Stock voted at the Meeting, representing approximately 92.0% of the shares of the Common Stock outstanding as of the record date for the Meeting.

Proposal 1 - Election of Class II Directors

Each of the nominees for Class II director was duly elected by the Company’s stockholders, with votes as follows:

Nominee	For	Withheld	Broker Non-Votes
Brad A. Thielemann	53,202,735	6,296,736	191,085
Zachary G. Urban	54,458,994	5,040,477	191,085

The Company’s continuing directors after the Meeting include Jay F. Joliat, Phillip D. Kramer, Frank A. Lodzinski, Ray Singleton, Wynne M. Snoots, Jr. and Robert L. Zorich.

Proposal 2 - Approval and Adoption of the Amendment to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan

The stockholders approved and adopted the amendment to the Plan, as set forth below:

For	Against	Abstentions	Broker Non-Votes
54,963,460	4,518,473	17,538	191,085

Proposal 3 - Ratification of the Selection of Moss Adams LLP as the Company's Independent Registered Public Accounting Firm for 2020

The stockholders ratified of the selection of Moss Adams LLP as the Company's independent registered public accounting firm for 2020, as set forth below:

For	Against	Abstentions
59,627,543	59,424	3,589

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 1 to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan dated June 3, 2020.
10.2	Form of Performance Unit Agreement (Executive Management) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2020).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: June 5, 2020	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration